Exhibit 10.7

UNCONDITIONAL LIMITED GUARANTY

FOR VALUE RECEIVED, and in order to induce the Lenders (as defined in the Loan Agreement, set forth below) to advance moneys or extend or continue to extend credit to or for the benefit of, or enter into any other financial accommodations with LARCLAY, L.P., a limited partnership organized and existing under the laws of the State of Texas (with any successor in interest, including, without limitation, any successor by merger or by operation of law, herein collectively referred to as “Borrower”) under: (a) that certain TERM LOAN AND SECURITY AGREEMENT dated of even date herewith by and among MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. as administrative agent (the “Administrative Agent”), for itself and each of the Lenders, and Borrower (as the same may hereafter be amended, restated, supplemented, or otherwise modified from time to time, “Loan Agreement”; capitalized terms, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Loan Agreement), (b) any “Loan Documents”, as that term is defined in the Loan Agreement, and (c) all present and future amendments, restatements, supplements and other evidences of any extensions, increases, renewals, modifications and other changes of or to the Loan Agreement or any Loan Documents (together with the Loan Agreement and Loan Documents, collectively, the “Guaranteed Documents”), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, CLAYTON WILLIAMS ENERGY, INC., a corporation organized and existing under the laws of the State of Delaware (“Guarantor”), hereby unconditionally guarantees to Administrative Agent for its benefit and the benefit of the Lenders (i) the prompt and full payment when due (after giving effect to any applicable grace period), by acceleration or otherwise, of all sums now or any time hereafter due from Borrower to Administrative Agent and the Lenders under the Guaranteed Documents, and (ii) the prompt, full and faithful performance and discharge by Borrower of each and every other covenant of Borrower set forth in the Guaranteed Documents (collectively, “Obligations”). Guarantor further agrees to pay all reasonable costs and expenses (including, but not limited to, court costs and reasonable attorneys’ fees) paid or incurred by Administrative Agent and/or Lenders in enforcing this Guaranty. Notwithstanding the foregoing, or anything to the contrary contained in this Guaranty or in any other Loan Document, but subject to the sentence following the below table of Maximum Guaranteed Amount, Guarantor’s guarantee of the Obligations under this Guaranty shall be expressly limited to (1) the amount set forth in the table below under the heading “Maximum Guaranteed Amount” during the period of time indicated in the table below under the heading “Period” in such table, plus (2) to the extent incurred, all reasonable costs and expenses (including, but not limited to, court costs and reasonable attorneys’ fees) paid or incurred by Administrative Agent and/or Lenders in endeavoring to enforce this Guaranty:

Period	Maximum Guaranteed Amount
From and including [the date the Guaranty is signed—when the Letter of Credit is released] through and including March 31, 2008:	$19,500,000
From and including April 1, 2008 through and including March 31, 2009:	$17,550,000
From and including April 1, 2009 through and including March 31, 2010:	$15,795,000
From and including April 1, 2010 through and including the Maturity Date:	$14,215,500

If a Default exists on the last day of a Period found in the above table, the Maximum Guaranteed Amount shall not reduce from the level in effect on such date unless and until such time as such Default has been cured or waived.

Guarantor acknowledges that Administrative Agent and the Lenders are relying on the execution and delivery of this Guaranty in advancing moneys to or extending or continuing to extend credit to or for the benefit of Borrower.

This Guaranty is absolute, unconditional and continuing and shall remain in effect until all of the Obligations shall have been fully and indefeasibly paid, performed and discharged. At the option of Administrative Agent, upon the occurrence of a Bankruptcy Event, Guarantor shall immediately pay all guaranteed Obligations (subject only to the limitations as to Maximum Guaranteed Amount) irrespective of whether the maturity of the same have been accelerated or are otherwise then immediately due and payable. To the extent Administrative Agent or Lenders receives payment with respect to the Obligations, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside, required to be repaid by Administrative Agent or Lenders or is repaid by Administrative Agent or Lenders pursuant to a settlement agreement, to a trustee, receiver or any other person or entity, whether under any bankruptcy law or otherwise (a “Returned Payment”), this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of such payment or repayment by Administrative Agent or Lenders, and the indebtedness or part thereof intended to be satisfied by such Returned Payment shall be revived and continued in full force and effect as if said Returned Payment had not been made.

The liability of Guarantor hereunder shall in no event be affected or impaired by any of the following, any of which may be done or omitted by Administrative Agent from time to time, without notice to or the consent of Guarantor: (a) any renewals, amendments, restatements, modifications or supplements of or to any of the Guaranteed Documents, or any extensions, forbearances, compromises or releases of any of the Obligations or any of Administrative Agent’s rights under any of the Guaranteed Documents; (b) any acceptance by Administrative Agent of any collateral or security for, or other guarantees of, any of the Obligations; (c) any failure, neglect or omission on the part of Administrative Agent or any Lender to realize upon or protect any of the Obligations, or any collateral or security therefor, or to exercise any lien upon or right of appropriation of any moneys, credits or property of Borrower or any other guarantor, possessed by or under the control of Administrative Agent, the Lenders or any of their Affiliates, toward the liquidation or reduction of the Obligations; (d) any invalidity, irregularity or unenforceability of all or any part of the Obligations, of any collateral security for the Obligations, or the Guaranteed Documents; (e) any application of payments or credits by Administrative Agent or any Lender; (f) the granting of credit from time to time by Administrative Agent or Lenders to Borrower in excess of the amount set forth in the Guaranteed Documents; or (g) any other act of commission or omission of any kind or at any time upon the part of Administrative Agent, the Lenders or any of their Affiliates or any of their respective employees or agents with respect to any matter whatsoever. Neither Administrative Agent nor any Lender shall be required at any time, as a condition of Guarantor’s obligations hereunder, to resort to payment from Borrower or other persons or entities whatsoever, or any of their properties or estates, or resort to any collateral or pursue or exhaust any other rights or remedies whatsoever.

No release or discharge in whole or in part of any other guarantor of the Obligations shall release or discharge Guarantor unless and until all of the Obligations shall have been indefeasibly fully paid and discharged. Guarantor expressly waives presentment, protest, demand, notice of dishonor or default, notice of acceptance of this Guaranty, notice of advancement of funds under the Guaranteed Documents and all other notices and formalities to which Borrower or Guarantor might be entitled, by statute or otherwise, and, so long as there are any Obligations or Administrative Agent or any Lender is committed to extend credit to Borrower, waives any right to revoke or terminate this Guaranty without the express written consent of Administrative Agent.

So long as there are any Obligations, Guarantor shall not have any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right, or remedy of Administrative Agent or any Lender against Borrower or any security which Administrative Agent now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law, or otherwise. Subject to the foregoing, upon payment of all the Obligations, Guarantor shall be subrogated to the rights of Administrative Agent and the Lenders against Borrower, and Administrative Agent agrees to take at Guarantor’s expense such steps as Guarantor may reasonably request to implement such subrogation.

Administrative Agent and Lenders are hereby irrevocably authorized by Guarantor at any time during the continuance of an Event of Default under the Loan Agreement or any other of the Guaranteed Documents or in respect of any of the Obligations, in its sole discretion and without demand or notice of any kind, to appropriate, hold, set off and apply toward the payment of any amount due hereunder, in such order of application as Administrative Agent may elect, all cash, credits, deposits, accounts, financial assets, investment property, securities and any other property of Guarantor which is in transit to or in the possession, custody or control of Administrative

Agent, any Lender or Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), or any of their respective agents, bailees or Affiliates.

Guarantor will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to Administrative Agent:

Within 120 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles, and required or approved by Guarantor’s independent certified public accountants) audit report certified by independent certified public accountants acceptable to Administrative Agent, prepared in accordance with generally accepted accounting principles on a consolidated basis for Guarantor and its Subsidiaries, including a consolidated balance sheet as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, in each case in comparative form the figures for the previous fiscal year, accompanied by any management letter prepared by said accountants;

Within 60 days after the close of each of the first three (3) fiscal quarters of each fiscal year of Guarantor, for Guarantor and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for such fiscal quarter and for the period from  the beginning of such fiscal year to the end of such fiscal quarter, all certified by its Chief Financial Officer; and

At the same time as delivered to the administrative agent or lenders under the Credit Agreement, a copy of each compliance certificate required pursuant to the Credit Agreement. For purposes hereof, “Credit Agreement” means that certain first lien Amended and Restated Credit Agreement, dated as of May 21, 2004, as amended, by and among Guarantor, Southwest Royalties, Inc. (successor by merger to CWEI-SWR, Inc.), the guarantors referred-to therein, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders named therein or from time to time party thereto, as amended, modified, renewed, refunded, replaced or refinanced or otherwise restructured in whole or in part from time to time, whether by the same or any other agent, lender or group of lenders. Documents required to be delivered pursuant hereto (to the extent any such documents are included materials otherwise filed with the United States Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Guarantor posts such documents, or provides a link thereto on Guarantor’s web site on the Internet at the web site address listed below its signature hereon or (ii) on which such documents are posted on Guarantor’s behalf on an Internet or Intranet web site, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party web site or whether sponsored by Administrative Agent);  provided that (i) Guarantor shall deliver paper copies of such documents to Administrative Agent or any Lender that requests Guarantor to deliver such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender and (ii) Guarantor shall notify Administrative Agent and each Lender (by telecopy or electronic mail) of the posting of any such documents. Guarantor further hereby irrevocably authorizes Administrative Agent and each of its Affiliates, including without limitation MLPF&S, to at any time (whether or not an Event of Default shall have occurred) obtain from and disclose to each other any and all financial and other information about Guarantor, subject to the confidentiality provisions of the Loan Agreement.

No delay on the part of Administrative Agent or any Lender in the exercise of any right or remedy under the Guaranteed Documents, this Guaranty or any other agreement shall operate as a waiver thereof, and, without limiting the foregoing, no delay in the enforcement of any security interest, and no single or partial exercise by Administrative Agent or any Lender of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. This Guaranty may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Guaranty. This Guaranty shall be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of Administrative Agent, the Lenders and its successors and assigns. If there are more than one guarantor of the Obligations, all of the obligations and agreements of Guarantor are joint and several with such other guarantors.

This Guaranty shall be governed by the laws of the State of Illinois. WITHOUT LIMITING THE RIGHT OF ADMINISTRATIVE AGENT TO ENFORCE THIS GUARANTY IN ANY JURISDICTION AND VENUE PERMITTED BY APPLICABLE LAW: (I) GUARANTOR AGREES THAT THIS GUARANTY MAY AT THE OPTION OF ADMINISTRATIVE AGENT BE ENFORCED BY ADMINISTRATIVE AGENT IN EITHER THE STATE OF ILLINOIS OR IN ANY OTHER JURISDICTION WHERE GUARANTOR, BORROWER OR ANY COLLATERAL FOR THE OBLIGATIONS OF BORROWER MAY BE LOCATED, (II) GUARANTOR IRREVOCABLY SUBMITS ITSELF TO JURISDICTION IN THE STATE OF ILLINOIS AND VENUE IN ANY STATE OR FEDERAL COURT IN THE COUNTY OF COOK FOR SUCH PURPOSES, AND (III) GUARANTOR WAIVES ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE AND THE CONVENIENCE OF ANY SUCH FORUM. GUARANTOR FURTHER WAIVES ANY RIGHTS TO COMMENCE ANY ACTION AGAINST ADMINISTRATIVE AGENT OR ANY LENDER IN ANY JURISDICTION EXCEPT IN THE COUNTY OF COOK AND STATE OF ILLINOIS. ADMINISTRATIVE AGENT, LENDERS AND GUARANTOR HEREBY EACH EXPRESSLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY WITH RESPECT TO ANY MATTER RELATING TO, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTY AND/OR ANY OF THE TRANSACTIONS WHICH ARE THE SUBJECT MATTER OF THIS GUARANTY. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. No modification or waiver of any of the provisions of this Guaranty shall be effective unless in writing and signed by both Guarantor and an officer of Administrative Agent. Each signatory on behalf of Guarantor warrants that he or she has authority to sign on behalf of Guarantor, and by so signing, to bind Guarantor hereunder.

Dated as of                           , 200    .

CLAYTON WILLIAMS ENERGY, INC.

By:
Mel G. Riggs
Senior Vice President and Chief Financial Officer

Address of Guarantor:

6 Desta Drive

Suite 6500

Midland, Texas 79705

www.claytonwilliams.com